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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of The Merrill Lynch Fund of Stripped ('Zero') U.S. Treasury Securities, Series L:

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76661 of our opinion dated April 28, 1999 appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading 'How the Fund Works--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 28, 1999